Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Forms S-8 (No. 333-121006, 333-140624, 333-163832, 333-174758, 333-187346, and 333-205338) and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-217741) of Vericel Corporation of our report dated February 26, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Vericel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 1, 2019